Exhibit 99.1

Trinity Capital Inc. Originates $519 Million of New Commitments in the Second Quarter of 2025

Company funds $365 million of investments in the second quarter of 2025

PHOENIX, July 10, 2025 /PRNewswire/ -- Trinity Capital Inc. (Nasdaq: TRIN) (the “Company”), a leading alternative asset manager, today announced a portfolio update for the second quarter and first half of 2025. Trinity Capital originated $519 million of new commitments in the second quarter of 2025, bringing new commitments for the first half of 2025 to $705 million.

Second quarter 2025 investment highlights:

•
Investments funded totaled approximately $365 million, which was comprised of $296 million in secured loans, $68 million in equipment financings and $1 million in warrant and equity investments.
•
Trinity Capital originated approximately $519 million of new commitments, which was comprised of $343 million in secured loans, $175 million in equipment financings and $1 million in equity investments.
•
The Company funded approximately $292 million to 14 new portfolio companies and $73 million to 14 existing portfolio companies.
•
Proceeds received from repayments and exits of the Company’s investments totaled approximately $196 million, which included $111 million from early debt repayments, $51 million from scheduled/amortizing debt payments and $34 million from investments sold primarily to multi-sector holdings.

Aggregate investment highlights for the first half of 2025:

•
Total investments funded total approximately $585 million, which was comprised of $444 million in secured loans, $139 million in equipment financings and $2 million in warrant and equity investments.
•
The Company originated approximately $705 million of total new commitments, which was comprised of $517 million in secured loans, $186 million in equipment financings and $2 million in equity investments.
•
The Company funded approximately $387 million to 20 new portfolio companies and $198 million to 26 existing portfolio companies.
•
Proceeds received from repayments and exits of the Company's investments totaled approximately $353 million, which included $170 million from early debt repayments, $113 million from scheduled/amortizing debt payments, $69 million from investments sold primarily to multi-sector holdings and $1 million from warrant and equity exits.

Trinity Capital will release its complete second quarter 2025 financial results on Wednesday, August 6, 2025 and will discuss its financial results on a conference call the same day at 12:00 p.m. ET.

To listen to the call, please dial (800) 267-6316 or (203) 518-9783 internationally and reference Conference ID: TRINQ225 if asked, approximately 10 minutes prior to the start of the call. A live webcast of the second quarter 2025 financial results conference call will also be available on the Investor Relations section of the Company's website at ir.trinitycapital.com. A replay will be available on the Company's website for 90 days following the conference call.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies. With five distinct business verticals–Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Life Sciences–Trinity Capital stands as a long-term trusted partner for innovative companies seeking tailored debt solutions. Headquartered in Phoenix, Arizona, Trinity Capital's dedicated team is strategically located across the United States and in London (UK). For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn and X (@trincapital).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson

Head of Investor Relations

Trinity Capital, Inc.

ir@trinitycapital.com

(480) 852-3950